Exhibit 23.4

Consent of Nominee for Director
 of Gas Ships Limited
I hereby consent to the reference to me under the caption "Management" in the registration statement on Form F-1 and related prospectus as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Gas Ships Limited.

/s/ Andreas Argyropoulos
Name: Andreas Argyropoulos

Date: February 7, 2018